FAMILY DOLLAR STORES, INC.
       Listing of Active Corporations and other Entities

Family Dollar Stores, Inc.
Family Dollar, Inc.
Family Dollar Holdings, Inc.
Family Dollar Services, Inc.
Family Dollar Operations, Inc.
Family Dollar Trucking, Inc.
Family Dollar Marketing, Inc.
Family Dollar Stores of Alabama, Inc.
Family Dollar Stores of Arkansas, Inc.
Family Dollar Stores of Colorado, Inc.
Family Dollar Stores of Connecticut, Inc.
Family Dollar Stores of Delaware, Inc.
Family Dollar Stores of D.C., Inc.
Family Dollar Stores of Florida, Inc.
Family Dollar Stores of Georgia, Inc.
Family Dollar Stores of Indiana, L.P.
Family Dollar Stores of Iowa, Inc.
Family Dollar Stores of Kentucky, Ltd.
Family Dollar Stores of Louisiana, Inc.
Family Dollar Stores of Maryland, Inc.
Family Dollar Stores of Massachusetts, Inc.
Family Dollar Stores of Michigan, Inc.
Family Dollar Stores of Mississippi, Inc.
Family Dollar Stores of Missouri, Inc.
Family Dollar Stores of New Jersey, Inc.
Family Dollar Stores of New Mexico, Inc.
Family Dollar Stores of New York, Inc.
Family Dollar Stores of North Carolina, Inc.
Family Dollar Stores of Ohio, Inc.
Family Dollar Stores of Oklahoma, Inc.
Family Dollar Stores of Pennsylvania, Inc.
Family Dollar Stores of Rhode Island, Inc.
Family Dollar Stores of South Carolina, Inc.
Family Dollar Stores of South Dakota, Inc.
Family Dollar Stores of Tennessee, Inc.
Family Dollar Stores of Texas, L.P.
Family Dollar Stores of Vermont, Inc.
Family Dollar Stores of Virginia, Inc.
Family Dollar Stores of West Virginia, Inc.
Family Dollar Stores of Wisconsin, Inc.